SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Section 240.14a-12
Troy Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

For More Information Contact:

TROY Group, Inc.
2331 South Pullman Street
Santa Ana, CA 92705
(949) 250-3280
(949) 250-8972 Fax
 www.troygroup.com

Contact: James Klingler,
                Vice President & CFO

TROY Group, Inc. Announces Relisting on NASDAQ

        Santa Ana, CA.—May 15, 2003—TROY Group, Inc. (NASDAQ: TROY) today announced that its common stock has been relisted on The Nasdaq National Market, subject to the conditions that the company must have two registered market makers quoting its common stock within five business days of relisting, and that the company must timely file all periodic reports with the Securities and Exchange Commission and Nasdaq for all reporting periods before March 31, 2004. The stock was delisted from The Nasdaq National Market on December 31, 2002, because the company had not filed its SEC Form 10-Q for the period ending August 31, 2002 with the Securities and Exchange Commission. The company has been current in filing its SEC reports since March 19, 2003, and has met all the other requirements for relisting on The Nasdaq National Market.

        On March 21, 2003 the Company announced that it had entered into a merger agreement with Dirk, Inc., a company controlled by Patrick Dirk, the founder of TROY, and his family members, pursuant to which Mr. Dirk and his family will acquire the outstanding shares of TROY common stock that they do not already own at a price of $2.70 per share in cash.

        The Company filed a preliminary proxy statement with the Securities and Exchange Commission on April 21, 2003 and expects the merger to close in June or July 2003. The merger is subject to approval by TROY stockholders as required under applicable state law, to approval by a majority of TROY stockholders voting on the merger other than the Dirk family members, to completion of financing arrangements necessary to accomplish the merger, and to certain other closing conditions.

About TROY Group

        TROY Group, Inc. is a worldwide provider of enterprise output solutions. The Company has been expanding beyond its core business in digital check printing systems and related consumables by developing electronic payment systems and wired and wireless networking solutions. The Company is organized under two primary business segments, Security Printing Solutions (formerly TROY Systems) and Wireless and Connectivity Solutions (formerly TROY Wireless). Security Printing Solutions provides payment systems ranging from high-security digital check printing systems to electronic payment and funds transfer solutions. Wireless and Connectivity Solutions provides hardware and software solutions that enable enterprises to share intelligent devices, such as printers, either wirelessly or using traditional networks. The Company distributes products to major corporations, key government accounts, retailers and distributors in 55 countries worldwide. Visit TROY at www.troygroup.com.

        Forward-looking statements of the Company (statements that are not historical fact) in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Various risks and uncertainties could cause actual results to differ materially from those expressed in these forward-looking statements. These risks and uncertainties include the ability of the Company to have two registered market makers quoting its common stock, the ability of the Company and Dirk, Inc. to obtain the requisite stockholder approvals, obtain the necessary financing and satisfy the other conditions to their merger; the impact of certain litigation filed in connection with such merger; and the other factors set forth in our periodic reports and other documents that we file from time to time with the Securities and Exchange Commission.

        The Company filed a preliminary proxy statement with the Securities and Exchange Commission on April 21, 2003. Prior to consummation of the merger, TROY will file a definitive proxy statement with the Securities and Exchange Commission and will distribute such proxy statement to investors and stockholders. Investors and stockholders are advised to read the proxy statement when it becomes available because it will contain important information about the parties to the merger and the terms and conditions of the merger. Investors and stockholders may obtain copies of the proxy statement and other documents filed by the parties with the Securities and Exchange Commission, free of charge, at the Securities and Exchange Commission's Web site at http://www.sec.gov.Investors and stockholders may also obtain, free of charge, copies of the proxy statement (when available) and such other documents from the Company by directing such request to TROY Group Inc., 2331 South Pullman Street, Santa Ana, CA 92705, 949/250-3280.

        The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such executive officers and directors is included in the Company's annual report on Form 10-K for the fiscal year ended Nov. 30, 2002. This document is available, free of charge, at the Securities and Exchange Commission's Web site at http://www.sec.gov and from the Company at TROY Group Inc., 2331 South Pullman Street, Santa Ana, CA 92705, 949/250-3280.

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